RiskMetrics Group and Glass Lewis Recommend Bell Micro Shareholders
Vote “For” Proposed Acquisition by Avnet

SAN JOSE, Calif., June 15, 2010 -- Bell Microproducts Inc. (NASDAQ: BELM) today announced that RiskMetrics Group (formerly Institutional Shareholder Services) and Glass Lewis, two leading independent proxy advisory firms, have recommended that Bell Micro’s shareholders vote “For” approval of the proposed acquisition by Avnet at a special meeting of shareholders on June 28, 2010, at 2:00 p.m. Pacific Time.  RiskMetrics Group and Glass Lewis have also recommended that shareholders vote “For” the proposal to adjourn the special meeting, if necessary, to solicit additional proxies in favor of the proposed transaction.

On March 28, 2010, Bell Micro entered into a definitive agreement to be acquired by Avnet in a cash merger for $7.00 per share.  The proposed transaction has a value of approximately $631 million, which is based upon an equity value of approximately $252 million and Bell Micro’s debt position, at face value and net of cash, of $379 million at March 31, 2010.

The analysis and voting recommendations of RiskMetrics Group and Glass Lewis are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries across the country.

“Receiving the recommendation of the two industry-leading proxy advisory firms, RiskMetrics Group and Glass Lewis, is a strong sign that this acquisition provides superior value to Bell Micro’s shareholders,” said W. Donald Bell, President and Chief Executive Officer of the Company.  “We feel that this combination is a win for our investors, customers and employees.”

Bell Micro’s Board of Directors recommends that shareholders vote in favor of the merger.  Each shareholder vote is very important, regardless of the number of shares owned.  The approval of the merger proposal requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock.  If a shareholder abstains or does not vote on the merger proposal, this will have the same effect as a vote against the merger proposal.  Whether or not a shareholder plans to attend the special meeting, the Board of Directors urges shareholders to submit their proxy through the Internet or by telephone or complete, date, sign and return, as promptly as possible, the proxy card sent to them by mail.

Shareholders are advised that if they have any questions or need any assistance in voting their shares, they should contact Bell Micro’s proxy solicitor, Georgeson Inc., by telephone at (877) 278-9672 toll free.

Additional Information About the Merger and Shareholder Meeting

In connection with the proposed merger, Bell Micro filed a definitive proxy statement with the SEC on June 3, 2010.  The definitive proxy statement was mailed to Bell Micro shareholders on or about June 4, 2010.  Shareholders are urged to read the definitive proxy statement because it will contain important information about the proposed merger.  Shareholders will be able to obtain, free of charge, a copy of the definitive proxy statement and other relevant documents filed with the SEC from the SEC’s website at www.sec.gov, by directing a request by mail or telephone to Bell Microproducts Inc., Investor Relations, 1941 Ringwood Avenue, San Jose, California 95131, telephone (800) 800-1513, or from Bell Micro’s investor relations website at http://www.bellmicro.com/thomson/secfilings.asp.

Bell Micro and certain of its directors and executive officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from Bell Micro’s shareholders with respect to the proposed merger.  Information regarding the interests of such persons in the merger and such persons’ beneficial ownership of Bell Microproducts Inc. common stock as of May 31, 2010 is set forth in the definitive proxy statement described above.

About Bell Microproducts Inc.

Bell Microproducts (NASDAQ: BELM) is an international, value-added distributor of a wide range of high-tech products, solutions and services, including storage systems, servers, software, computer components, and peripherals, as well as maintenance and professional services.  An industry-recognized specialist in storage products, this Fortune 1000 company is one of the world’s largest storage-centric value-added distributors.  In 2010, the Company celebrated the sale of its 100 millionth hard disk drive, setting a significant industry milestone.

Bell Microproducts is uniquely qualified with deep technical and application expertise to service a broad range of information technology needs.  From design to deployment, its products are available at any level of integration, from components to subsystem assemblies and fully-integrated, tested and certified system solutions.  More information can be found in the Company’s SEC filings, or by visiting the Bell Microproducts website at http://www.bellmicro.com.

Forward-Looking Statements

Some of the statements included in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  You should not place undue reliance on these statements.  These forward-looking statements include statements that reflect the current views of our senior management with respect to our business and industry in general.  Statements that include the words “expect,” “intend,” “believe,” “anticipate” and similar statements of a future or forward-looking nature identify forward-looking statements.  Statements regarding the merger, satisfaction of the conditions to the closing of the merger, and the combined company following the merger are forward-looking statements.

Forward-looking statements address matters that involve risks and uncertainties, for example, if we do not receive the required shareholder approval or the parties fail to satisfy other conditions to closing, the transaction will not be consummated.  Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements.  We believe that these factors include, but are not limited to, the following:  the occurrence of any event, change or other circumstance that could give rise to the termination of our merger agreement with Avnet that could require us to reimburse Avnet up to $2.5 million for fees and expenses and to pay Avnet a termination fee of up to $10.5 million (less any reimbursement of fees and expenses already made); the outcome of legal proceedings instituted against us and others relating to the proposed merger; the failure to obtain shareholder approval for the proposed merger or the failure to satisfy other conditions to completion of the merger; our inability to obtain any required regulatory approvals, including in the European Union, related to the merger in a timely manner, or at all; the failure of the merger to close for any other reason; risks that the proposed merger disrupts our current plans and operations and the potential difficulties in employee retention as a result of the merger; the effect of the announcement of the merger on our business and customer relationships, operating results and business generally, including our ability to retain key employees; the costs, fees, expenses and charges related to the merger, which we will not recover if we do not complete the merger; the material weaknesses in our internal control over financial reporting and in our disclosure controls and procedures; the outcome of any pending or future litigation or regulatory proceedings, including the current shareholder lawsuits related to the proposed merger and any claims or litigation related to the restatements of our consolidated financial statements; risks related to our substantial indebtedness, including the inability to obtain additional financing for our operations on terms acceptable to us or at all; our ability to comply with the financial covenants in our credit agreements; limitations on our operating and strategic flexibility under the terms of our debt agreements; our reliance on credit provided by our manufacturers to finance our inventory purchases; the effects of a prolonged economic downturn; our reliance on third parties to manufacture the products we sell; competition in the markets in which we operate; risks associated with doing business abroad, including foreign currency risks; our ability to accurately forecast customer demand and order sufficient product quantities; the fact that the products we sell may not satisfy shifting customer demand or compete successfully with our competitors’ products; loss or adverse effect on our supplier relationships, including the reduction or elimination of rebates offered by our manufacturers; our ability to achieve cost reductions and other benefits in connection with our strategic initiatives; our ability to attract and retain qualified personnel; and our inability to identify, acquire and integrate acquired businesses.

For a more detailed discussion of how these and other risks and uncertainties could cause our actual results to differ materially from those indicated in our forward-looking statements, see our reports filed with SEC (available at www.sec.gov), including our Annual Report on Form 10-K/A for the year ended December 31, 2009 and our Quarterly Report on Form 10-Q/A for the period ended March 31, 2010.

CONTACT:

Bell Microproducts Inc.
Investor Relations
Nicole Noutsios
(510) 451-2952
ir@bellmicro.com